EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Plan Administrator
Willow Grove Bank 401(k)/Employee Stock Ownership Plan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87214) of Willow Grove Bancorp, Inc. of our report dated June 27, 2006 relating to the financial statements and schedule of the Willow Grove Bank 401(k) Employee Stock Ownership Plan included in this Form 11-K for the year ended December 31, 2005.

/s/ Beard Miller Company LLP

Paoli, Pennsylvania
June 27, 2006